VOXX International Corporation's Board Reaffirms Authorization of Common Stock Buyback Program
HAUPPAUGE, N.Y., Oct. 21, 2014 /PRNewswire/ -- VOXX International Corporation (NASDAQ: VOXX), announced today that its Board of Directors has reaffirmed its stock repurchase programs originally authorized in May 1999 and July 2006, and as a result the Company plans to purchase up to $4.5 million of its Class A Common Stock over the next six months, effective immediately.  As of February 28, 2014, the remaining authorized share repurchase balance pursuant to the Board authorized May 1999 and July 2006 programs was 1,738,243 shares of Class A Common Stock.
Under the program, the shares will be repurchased from time to time at prevailing market prices, through open market purchases.  The purchases will be funded from available working capital funds and the repurchased shares will be held in treasury. There is no guarantee as to the exact number of shares that will be repurchased and VOXX may discontinue at management's discretion and/or increase its purchases at any time that management determines it is warranted and the Company's board approves.  Repurchased shares would be returned to the status of authorized but un-issued shares of common stock. As of October 17, 2014 VOXX had 22,172,968 shares of Class A Common Stock outstanding.
Commenting on the repurchase program, John Shalam, Chairman of the Board, stated, "Growing our business and paying down debt remain top corporate priorities, but we also believe our shares are currently undervalued and repurchasing stock is not only a good investment for our Company but underscores our commitment to enhancing shareholder value.  We remain steadfast in our belief that despite some near-term headwinds that have impacted our results, our Company is well-positioned, with significant opportunities to grow organically, generate higher cash flow and improve bottom-line performance in the years ahead."
About VOXX International Corporation
VOXX International Corporation (NASDAQ:VOXX) was formed over 45 years ago as Audiovox, and has grown into a worldwide leader in many automotive and consumer electronics and accessories categories, as well as premium high-end audio.  Through its wholly-owned subsidiaries, VOXX International proudly is recognized as the #1 premium loudspeaker company in the world, and has #1 market positions in automotive video entertainment and remote starts, digital TV tuners and digital antennas.  The Company's brands also hold #1 market share for TV remote controls and reception products and leading market positions across a wide-spectrum of other consumer and automotive segments.
Today, VOXX International Corporation is a global company, with an extensive distribution network that includes power retailers, mass merchandisers, 12-volt specialists and most of the world's leading automotive manufacturers.   The Company has an international footprint in Europe, Asia, Mexico and South America, and a growing portfolio, which now comprises over 30 trusted brands. Among the key domestic brands are Klipsch®, RCA®, Invision®, Jensen®, Audiovox®, Terk®, Acoustic Research®, Advent®, Code Alarm®, CarLink®, 808®, AR for Her®, and Prestige®. International brands include Hirschmann Car Communication®, Klipsch®, Jamo®, Energy®, Mirage®, Mac Audio®, Magnat®, Heco®, Schwaiger®, Oehlbach® and Incaar™.  The Company continues to drive innovation throughout all of its subsidiaries, and maintains its commitment to exceeding the needs of the consumers it serves.  For additional information, please visit our Web site at www.voxxintl.com.

Safe Harbor Statement
Except for historical information contained herein, statements made in this release that would constitute forward-looking statements may involve certain risks and uncertainties. All forward-looking statements made in this release are based on currently available information and the Company assumes no responsibility to update any such forward-looking statements. The following factors, among others, may cause actual results to differ materially from the results suggested in the forward-looking statements. The factors include, but are not limited to risks that may result from changes in the Company's business operations; our ability to keep pace with technological advances; significant competition in the automotive, premium audio and consumer accessories businesses; our relationships with key suppliers and customers; quality and consumer acceptance of newly introduced products; market volatility; non-availability of product; excess inventory; price and product competition; new product introductions; foreign currency fluctuations and concerns regarding the European debt crisis; restrictive debt covenants; the possibility that the review of our prior filings by the SEC may result in changes to our financial statements; and the possibility that stockholders or regulatory authorities may initiate proceedings against VOXX International Corporation and/or our officers and directors as a result of any restatements. Risk factors associated with our business, including some of the facts set forth herein, are detailed in the Company's Form 10-K for the fiscal year ended February 28, 2014.
Company Contact:
Glenn Wiener, President
GW Communications
Tel: 212-786-6011
Email: gwiener@GWCco.com